Exhibit 99.1

Barnes & Noble Reports Holiday Sales Results

Core Comparable Bookstore Sales Decline 0.2%

NOOK Sales Decline on Fewer New Products and Lower Prices

NEW YORK--(BUSINESS WIRE)--January 9, 2014--Barnes & Noble, Inc. (NYSE:BKS) today reported holiday sales for the nine-week holiday period ending December 28, 2013.

The Retail segment, which consists of the Barnes & Noble bookstores and BN.com, had revenues of $1.1 billion, decreasing 6.6% over the prior year. The decrease was attributable to a 5.5% decline in comparable sales and store closures. Core comparable bookstore sales, which exclude sales of NOOK® products, decreased 0.2% as compared to the prior year.

The NOOK segment (including digital content, devices and accessories), had revenues of $125 million for the nine-week holiday period, decreasing 60.5% as compared to a year ago. Device and accessories sales were $88.7 million for the holiday period, a decrease of 66.7% from a year ago, due to lower unit selling volume and lower average selling prices. Digital content sales were $36.5 million for the holiday period, a decline of 27.3% compared to a year ago due to lower device unit sales and lower average selling prices.

"We are pleased with our holiday sales results, especially our core comparable bookstore sales, which were essentially flat and an improvement as compared to the first half of the year," said Michael P. Huseby, Chief Executive Officer of Barnes & Noble, Inc. “During the holiday period we benefitted from a strong line-up of bestselling titles, great execution by our booksellers and merchants, an effective advertising campaign and strong increases in our Juvenile, Gift and Toys & Games categories.”

“Sales in the NOOK segment declined year-over-year largely because during the previous holiday season the company introduced two new tablet products, while no new tablets were introduced this year,” Michael P. Huseby continued. “Instead, we executed our plan to sell through our existing high-quality devices."

Barnes & Noble, Inc. will report third quarter results on or about February 27, 2014.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The company operates 673 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets. The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store™ (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 695 bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named. Barnes & Noble.com is ranked the number one online retailer in customer satisfaction in the book, music and video category and a Top 10 online retailer overall in customer satisfaction according to ForeSee E-Retail Satisfaction Index (Spring Top 100 Edition).

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the Company’s businesses resulting from the Company’s prior reviews of strategic alternatives and the potential separation of the Company’s businesses, the risk that the transactions with Microsoft and Pearson do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, risks associated with the international expansion contemplated by the relationship with Microsoft, including that it is not successful or is delayed, the risk that NOOK Media is not able to perform its obligations under the Microsoft and Pearson commercial agreements and the consequences thereof, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, risks associated with the SEC investigation disclosed in the quarterly report on Form 10-Q for the fiscal quarter ended October 26, 2013 and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com